EXHIBIT 10.21

The Directors
Vertical Investments Limited
Eagle House
John Road
St Hellier
Jersey, Channel Islands
JE1


27 December 2001


Dear Sirs

We write in order to confirm the financial arrangements made between you and us. We have entered into these arrangements in view of your ongoing financial support for us and in consideration for your continuing guarantee of (pound)800,000 in favour of Bank of Scotland and in particular your agreement not to call for the repayment of certain loans which have fallen due.

The obligations contained in this letter shall be joint and several.

In this letter the following capitalised terms shall have the following meanings:

"Bridging Loan"               the loan of US$ 1 million made by you to Invu Inc.
                              in or around 26 February 2001;

"Business                     Day" a day (not being a Saturday  Sunday or public
                              holiday) on which the clearing banks are open for business in the City of London;

"Debentures"                  a debenture  dated 24 October 2001 granted by Invu
                              in your favour,  a debenture dated 24 October 2001
                              granted by Invu International  Holdings Limited in
                              your  favour,  a debenture  dated 24 October  2001
                              granted by Invu PLC in your favour and a debenture granted by Invu Inc. in your favour;

"Group Company"               in relation to Invu Inc, a group  undertaking  (as
                              the same is defined in section  259 (5)  Companies
                              Act 1985);

"Investment Agreement"        an agreement made between (1) Invu Inc (2) you and
                              Alan David  Goldman (3) David Morgan John Agostini
                              & Paul O'Sullivan and (4) Invu in August 1999;

"Invu" Invu Services Limited (a company registered in England and Wales under company number 3319922);

"Invu Inc" Invu Inc (a company organised under the laws of Colorado as the same is registered under IRS Employer Identification No. 84-1135638);

"Ranking Agreement"           an agreement  made  between you,  Invu and Bank of
                              Scotland

"September Loan"              the  loan of  US$0.5  million  made by you to Invu
                              pursuant to a loan  agreement  dated  September 17
                              2001.

It has been agreed as follows:-

1. The September Loan fell due for repayment on 17 December 2001 and shall be dealt with as follows:

     (a) As from 1st May 2002 until 17th June 2005, you shall be entitled to call for the immediate repayment of the principal sum of US$475,000 (or any part thereof) from Invu at any time on 3 Business Days written notice to Invu and Invu Inc. If you do not receive timely repayment, you may convert the September Loan into shares in Invu Inc or any Group Company at a conversion price of US$0.13 per share or the equivalent per share conversion price in the case of a Group Company whose share capital is not denominated in US$ on the basis of the then current exchange rate. Invu Inc or such Group Company hereby agrees to issue such shares to you and/or procure that the relevant Group
          Company (as appropriate) issues such shares to you as soon as reasonably practicable after you provide Invu Inc. written notification of conversion;

     (b) Clauses 6.3.1 to 6.3.3 of the loan agreement dated 17 September 2001 with respect to the September Loan shall be deemed to have been deleted with immediate effect from the date of this letter.

     (c) The total amount of the September Loan shall continue to be loaned on the terms and conditions of the September Loan, save as varied by this letter and save that the repayment date shall be 17 June 2005.

     (d) the outstanding amount of the September Loan shall continue to be secured by the Debentures, subject to the rights of the Bank of Scotland pursuant to the Ranking Agreement.

2. The Bridging Loan shall remain outstanding until 26 August 2005 on the following principal terms:

     (a) You may charge interest at the rate of 7 per cent per annum from 26 February 2001 on a daily basis on any amount which is outstanding to you from time to time;

     (b) it is hereby acknowledged by us that the sums owed pursuant to the Bridging Loan are secured by the Debentures, subject to the rights of the Bank of Scotland pursuant to the Ranking Agreement;

     (c) As from 1st May 2002 until 26th August, 2005, you shall be entitled to call for the immediate repayment of the Bridging Loan (or any part thereof) from Invu Inc. at any time on 3 Business Days written notice to Invu and Invu Inc. If you do not receive timely re-payment, you may convert the Bridging Loan into shares in Invu Inc or any Group Company at a conversion price of US$0.2175 per share or the equivalent per share conversion price in the case of the Group Company whose share capital is not denominated in US$ on the basis of the then current exchange rate. Invu Inc or such Group Company hereby agrees to issue such shares to you and/or procure that the relevant Group Company (as appropriate) issues such shares to you as soon as reasonably practicable after you provide written notification to Invu, Inc. of such conversion.

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

3. You have also paid Invu Inc. the sum of US$300,000 by two payments of US$250,000 on 25th May 2001 and US$50,000 on 2nd July 2001 by way of short term loans (the "First Short Term Loans"), repayable by 25th May 2003 and 2nd July 2003 respectively.

     You may charge interest at the rate of 1.5 per cent above UK Bank of England Base Rate from the dates that the loans were made available, on a daily basis on any amount which is outstanding to you from time to time.

     As from 1st May 2002 until 2nd July 2003, you shall be entitled to convert the First Short Term Loans (or any part thereof) at any time on 3 Business Days written notice to Invu and Invu Inc into shares of Invu Inc or any Group Company at a conversion price of US$0.25 per share or the equivalent per share conversion price in the case of a Group Company whose share capital is not denominated in US$ on the basis of the then current exchange rate. Invu Inc or such Group Company hereby agrees to issue such shares to you and/or procure that the relevant Group Company (as appropriate) issues such shares to you as soon as reasonably practicable after you provide written confirmation to Invu Inc. of such conversion.

4. You have also paid Invu Inc the sum of US$275,000 by two payments of US$200,000 on 3rd December 2001 and US$75,000 on 20th December 2001 by way of short term loans (the "Second Short Term Loans"), repayable by 1st May 2005.

     You may charge interest at the rate of 12 per cent from the dates that the loans were made available, on a daily basis on any amount, which is outstanding to you from time to time.

     As from 1st May 2002 until 1st May 2005, you shall be entitled to convert the Second Short Term Loans (or any part thereof) at any time on 3 Business Days written notice to Invu and Invu Inc into shares in Invu Inc or any Group Company at a conversion price of US$0.13 per share or the equivalent purchase conversion price in the case of a Group Company whose share capital is not denominated in US$ on the basis of the then current exchange rate. Invu Inc or such Group Company hereby agrees to issue such shares to you and/or procure that the relevant Group Company (as appropriate) issues such shares to you as soon as reasonably practicable after you provide written confirmation to Invu, Inc. of such conversion.

5. Invu Inc may request further short term loans (the "Further Loans") up to the principal amount of $275,000 at an annual interest rate of 12 per cent by 28th February 2002. Any such loans would be repayable by 1st May 2005. As from 1st May 2002 and until 1st May 2005, you shall be entitled to call for the immediate repayment of any Further Loans (or any part thereof) from Invu Inc. at any time on 3 Business Days written notice to Invu and Invu Inc by converting such Further Loans into shares in Invu Inc or any Group Company at a conversion price of US$0.13 per share or the equivalent per share conversion price in the case of a Group Company whose share capital is not denominated in US$ on the basis of the then current exchange rate. Invu Inc and such Group Company hereby agrees to issue such shares to you and/or procure that the relevant Group Company (as appropriate) issues such shares to you as soon as reasonably practicable after you provide Invu, Inc. written notification of such conversion.

6. Invu Inc hereby grants (or in the case of a Group Company, will procure the grant of) an option for you to subscribe for up to 2.7 million shares in Invu Inc (or in the case of a Group Company, such number of shares as shall equal the same proportion of shares of the issued share capital of the relevant Group Company as 2.7 million shares equals in the issued share capital of Invu Inc) at your discretion at an exercise price of US$0.25 per share (or the equivalent price per share in respect of a Group Company whose share capital is not denominated in US$ on the basis of the then current exchange rate), at any time in the four year period from 1 March 2002. You may exercise this option by giving 3 Business Days written notice to Invu Inc or the relevant Group Company during the four year period as many times as you wish until all 2.7 million shares (or relevant number if a Group Company) have been purchased.

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

7. Invu Inc hereby grants (or in the case of a Group Company, will procure the grant of) an option for you to subscribe for up to 0.45 million shares in Invu Inc (or in the case of a Group Company, such number of shares as shall equal the same proportion of shares of the issued share capital of the relevant Group Company as 0.45 million shares equals in the issued share capital of Invu Inc.) at your discretion at an exercise price of US$0.875 per share (or the equivalent price per share in respect of a Group Company whose share capital is not denominated in US$ on the basis of the then current exchange rate) at any time in the four year period from 1 March 2002. You may exercise this option by giving 3 Business Days written notice to Invu Inc or the relevant Group Company during the four year period as many times as you wish until all 0.45 million shares (or relevant number if a Group Company) have been purchased.

8.   The signatories to this letter warrant that:

     (a) each has full power and authority and has taken such corporate actions as may be necessary to enter into the obligations contained in this letter which constitutes binding obligations upon them;

     (b) each has full power and authority and will take such corporate actions as may be necessary to issue or procure the issue of such shares as are the subject of the options contained in this letter;

     (c) the signing of this letter and the issue of any shares to you pursuant to this letter will not result in a breach of any law regulation or agreement by Invu Inc or any Group Company.

9. The signatories to this letter undertake to do such things and sign or execute such documents as you may reasonably request to give full effect to the terms of this letter and in particular in relation to the issue of any shares in Invu Inc or such Group Company.

10. The signatories to this letter hereby confirm that all forms of security and guarantees executed by them by them in your favour shall remain in full force and effect notwithstanding the terms of this letter.

11. You represent that you are acquiring any Invu, Inc. shares hereunder for your own account. You acknowledge and consent that certificates hereafter issued with respect to the shares of Invu Inc. or any Group Company that may be issue upon conversion or exercise of loans or options, respectively, shall bear a legend substantially as follow[s]:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE
          AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

12. The conversion price and option exercise price, respectively, and the number of shares of Invu, Inc. common stock issued upon conversion or exercise of the loans or options, respectively, shall be adjusted on the occurrence of standard anti-dilution events (i.e. stock dividend, stock split, capital reorganization of the capital stock of Invu, Inc, the consolidation or merger of Invu, Inc. in which there is a change in control of Invu, Inc., or the sale, transfer or other disposition to a third party of all or substantially all of the assets of Invu, Inc.) and in the manner provided for in standard anti-dilution provisions for convertible loans and options, respectively.


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


13. Clause 6 (Notices) and 9.1, 9.2, 9.3, 9.5 and 9.6 (Miscellaneous) of the Investment Agreement shall apply to this letter and the address for service of any notice to a signatory of this letter in connection with this letter shall be The Beren, Blisworth Hill Farm, Stoke Road, Blisworth, Northants NN17 3DB.

Yours faithfully



.............................................
Signed by
for and on behalf of INVU Services Limited





.............................................
Signed by
for and on behalf of Invu Inc


.............................................
Signed by
for and on behalf of Invu International Holdings Limited


.............................................
Signed by
for and on behalf of Invu PLC


The terms of this letter are hereby accepted.


.............................................
Signed by
for and on behalf of Vertical Investments Limited





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